SEVERANCE AGREEMENT

PARTIES:
eCOLLEGE.COM ("COMPANY")
CHARLIE SCHNEIDER ("EMPLOYEE")

RECITALS:

THIS SEVERANCE AGREEMENT ("AGREEMENT") IS MADE AND ENTERED BY AND BETWEEN THE COMPANY AND EMPLOYEE EFFECTIVE JULY 3, 2001.

RECITALS

A. THE PARTIES TO THIS AGREEMENT ARE ALSO PARTIES TO AN EMPLOYMENT AGREEMENT DATED APRIL 12, 1999 (THE "EMPLOYMENT AGREEMENT").

B. EMPLOYEE'S EMPLOYMENT WITH THE COMPANY IS TERMINATING EFFECTIVE JULY 2, 2001 UNDER CIRCUMSTANCES WHERE EMPLOYEE WILL RECEIVE CERTAIN SEVERANCE COMPENSATION AS SET FORTH IN SECTION 5(B) OF THE EMPLOYMENT AGREEMENT (IT BEING ACKNOWLEDGED THAT EMPLOYEE WILL BE ON PAID VACATION FROM JULY 3, 2001 THROUGH AUGUST 7, 2001 WHICH WILL USE UP HIS ACCRUED VACATION, AND DURING WHICH EMPLOYEE SHALL CONTINUE TO RECEIVE STANDARD COMPANY BENEFITS THAT EMPLOYEE RECEIVED DURING EMPLOYMENT).

C. THIS AGREEMENT IS THE "SEVERANCE AGREEMENT" REFERRED TO IN SECTION 5(B) OF THE EMPLOYMENT AGREEMENT EFFECTIVE AUGUST 7, 2001.

AGREEMENTS

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES HEREIN CONTAINED AND OTHER GOOD AND VALUABLE CONSIDERATION CONTAINED HEREIN AND IN THE EMPLOYMENT AGREEMENT, IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

  NO ADMISSION. THIS AGREEMENT AND COMPLIANCE WITH THIS AGREEMENT SHALL NOT BE CONSTRUED AS AN ADMISSION BY EITHER PARTY OF ANY LIABILITY FOR CONTRACTUAL BREACH OR TORT WHATSOEVER, OR AS AN ADMISSION BY EITHER PARTY OF ANY VIOLATION OF THE RIGHTS OF THE OTHER.

  RELEASE. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES THE OTHER PARTY AND EACH OF ITS OFFICERS, AGENTS, SHAREHOLDERS, DIRECTORS, SUPERVISORS, EMPLOYEES, REPRESENTATIVES, AND THEIR SUCCESSORS AND ASSIGNS AND ALL PERSONS ACTING BY, THROUGH, UNDER, OR IN CONCERT WITH ANY OF THEM FROM ANY AND ALL CHARGES, COMPLAINTS, CLAIMS, AND LIABILITIES OF ANY KIND OR NATURE WHATSOEVER, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED (HEREINAFTER REFERRED TO AS "CLAIM" OR "CLAIMS") WHICH SUCH PARTY MAY HAVE OR CLAIM TO HAVE REGARDING EVENTS THAT HAVE OCCURRED PRIOR TO AND AS OF THE DATE OF THIS AGREEMENT ASSOCIATED WITH EMPLOYEE'S EMPLOYMENT WITH THE COMPANY OR ASSOCIATED WITH THE TERMINATION OF SUCH EMPLOYMENT; PROVIDED, HOWEVER, THAT NOTHING HEREIN WILL RELEASE OR DISCHARGE (I) ANY EXPRESS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT OR THE EMPLOYMENT AGREEMENT; (II) ANY RIGHTS OF EMPLOYEE TO BE INDEMNIFIED UNDER ANY PROVISIONS OF THE ARTICLES OF INCORPORATION OR BYLAWS OF THE COMPANY (THE COMPANY HEREBY COVENANTING IF THE EMPLOYEE IS SO INDEMNIFIED, TO PROVIDE EMPLOYEE WITH EQUAL TREATMENT IN RESPECT OF CLAIMS FOR INDEMNITY VIS-À-VIS OFFICERS OF THE COMPANY); (III) ANY RIGHTS OF EMPLOYEE IN OR ASSOCIATED WITH EQUITY INTERESTS OF EMPLOYEE (INCLUDING STOCK OPTIONS) IN THE COMPANY; OR (IV) THE CONTINUING OBLIGATIONS OF EMPLOYEE RELATED TO NONCOMPETITION, CONFIDENTIALITY, IDEAS AND INVENTIONS, NONDISPARAGEMENT, AND RETURN OF DOCUMENTS AND COMPUTER DATA, AS PROVIDED IN SECTION 2 OF THE EMPLOYMENT AGREEMENT.

EMPLOYEE UNDERSTANDS AND AGREES THAT HE:

(A) IS ENTITLED TO TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT BEFORE EXECUTING IT;

(B) HAS A FULL SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT TO REVOKE THIS AGREEMENT AND HAS BEEN AND HERBY IS ADVISED IN WRITING THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THAT REVOCATION PERIOD HAS EXPIRED; AND

(C) UNDERSTANDS THAT RIGHTS OR CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (29 U.S.C. 621, ET. SEQ.) THAT MAY ARISE AFTER THE DATE THIS AGREEMENT IS EXECUTED ARE NOT WAIVED.

  CLAIMS. THE PARTIES UNDERSTAND THE WORD "CLAIMS" TO INCLUDE ALL ACTIONS, CLAIMS, AND GRIEVANCES, WHETHER ACTUAL OR POTENTIAL, KNOWN OR UNKNOWN, AND SPECIFICALLY BUT NOT EXCLUSIVELY ALL CLAIMS BASED ON ANY ALLEGED BREACH OF A DUTY ARISING IN A STATUTE, CONTRACT, OR TORT; ANY ALLEGED UNLAWFUL ACT, INCLUDING WITHOUT LIMITATION, AGE, RACE OR NATIONAL ORIGIN DISCRIMINATION; ANY OTHER CLAIM OR CAUSE OF ACTION; ANY CLAIM UNDER TITILE VII OF THE CIVIL RIGHTS ACT OF 1964; ANY CLAIM UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (29 U.S. 621, ET. SEQ.); AND REGARDLESS OF THE FORUM IN WHICH IT MIGHT BE BROUGHT.

  FULL PAYMENT AND TERMINATION OF BENEFITS. EMPLOYEE ACKNOWLEDGES THAT, EXCEPT AS PROVIDED BY THIS AGREEMENT AND SECTION 5(B) OF THE EMPLOYMENT AGREEMENT, HE HAS RECEIVED ALL COMPENSATION AND ANY OTHER BENEFITS DUE TO EMPLOYEE FROM COMPANY. EMPLOYEE FURTHER ACKNOWLEDGES THAT AS OF THE TERMINATION DATE ALL OF HIS BENEFITS AS AN EMPLOYEE OF THE COMPANY SHALL TERMINATE, AND EMPLOYEE WILL NOT BE ENTITLED TO ANY FURTHER COMPENSATION OR BENEFITS OF ANY NATURE FROM COMPANY OTHER THAN AS SET FORTH HEREIN.

  REEMPLOYMENT. EMPLOYEE SHALL NOT APPLY FOR REEMPLOYMENT WITH COMPANY.

  CONFIDENTIALITY. THE PARTIES AGREE THAT THE TERMS OF THIS AGREEMENT SHALL REMAIN CONFIDENTIAL AND SHALL NOT BE DISCLOSED TO ANY PERSONS OTHER THAN AS REQUIRED BY LAW OR THOSE NECESSARY TO COMPLETE THIS AGREEMENT. IF, DESPITE THE FOREGOING, AN ARBITRATOR OR A COURT OF COMPETENT JURISDICTION DETERMINES THAT THIS PARAGRAPH IS INVALID OR UNENFORCEABLE IN ANY RESPECT, EMPLOYEE AGREES THAT THIS PARAGRAPH SHALL NOT BE INVALID OR UNENFORCEABLE BUT THE PARTICULAR ASPECT OR ASPECTS FOUND INVALID OR UNENFORCEABLE shall be amended and modified by such court to be valid and enforceable to the greatest permissible extent under applicable law.

  INTEGRATION. This agreement, together with the Employment Agreement, constitutes the final and complete statement of the agreement between the parties and fully supersedes any and all prior agreements and negotiations, written or oral.

  CONSENT. Employee has fully read this agreement, understands Employee's rights and obligations, and has knowingly and voluntarily entered into, consented to, and agreed with the terms hereof.

  MISCELLANEOUS PROVISIONS.

    Notices. Any notice, election, waiver, consent, acceptance or other communication required or permitted to be given under this Agreement shall be in writing and shall be hand delivered, transmitted via fax, by email or sent via nationally recognized third party delivery (such as Federal Express or UPS) for next day delivery, addressed to the parties as follows:

    If to Company:

    eCollege
    Attn: Oakleigh Thorne
    10200 A East Girard Ave
    Denver, CO 80231
    Fax: 1-303-873-7449

    If to Employee:

    Charles Schneider
    171 S. Olive St.
    Denver, CO 80230
    Fax: 1-303-326-0122

    Any notice or other communication shall be deemed to be given at the date the notice is hand delivered to the individual, the date the notice is sent via fax, or the date following the date of deposit with any nationally recognized third party delivery (such as Federal Express or UPS) for next day delivery to addressee. The addresses to which notices or other communications shall be sent may be changed from time to time by giving written notice to the other party as provided in this Paragraph.

    Amendments. This Agreement may be amended only by a written instrument in writing executed by all the parties.
    Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Fax signatures shall have the same effect as an original signature.
    Severability. If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired; provided, however, that the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute for each invalid provision or unenforceable provision in light of the tenor of this Agreement and, upon so agreeing, shall incorporate such substitute provision into this Agreement.
    Waiver. A provision of this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision.
    Further Assurances. From time to time, each of the parties shall execute, acknowledge, and deliver any instruments or documents necessary to carry out the purposes of this Agreement.
    No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties to this Agreement, any right or remedy of any nature whatsoever.
    Expenses. Except as otherwise provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated by this Agreement.
    Exhibits. The exhibits and schedules referenced in this Agreement are a part of this Agreement as if fully set forth in this Agreement.
    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Colorado.
    Arbitration. Any controversy or claim arising out of or relating to this Agreement, including, without limitation, the making, performance, or interpretation of this Agreement, any claim for employment discrimination, wrongful termination or violation of any state or federal law related to employment, shall be settled by arbitration. The parties may choose an arbitrator and rules of arbitration by mutual agreement. Unless the parties agree otherwise, the arbitration shall be conducted in Denver, Colorado in accordance with the then current Employment Arbitration Rules of the American Arbitration Association in Denver, Colorado. The arbitration shall be held before a single arbitrator (unless otherwise agreed by the parties). The arbitrator shall be chosen from a panel of attorneys knowledgeable in the field of business law in accordance with the then current Employment Arbitration Rules of the American Arbitration Association and judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof and any party to the arbitration may, if it so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers of the arbitrator shall include the granting of injunctive relief. If the arbitration is commenced, the parties agree to permit reasonable discovery proceedings as determined by the arbitrator, including production of material documents, accounting of sources and uses of funds, interrogatories and the deposition of each party and any witness proposed by either party. The parties agree that the arbitrator shall have no jurisdiction to consider evidence with respect to or render an award or judgment for punitive damages (or any other amount awarded for the purpose of imposing a penalty), incidental or consequential damages. The arbitrator shall award all direct costs of the arbitration, including arbitrator's fees and arbitration filing fees to the substantially prevailing party. However, each party shall bear their own costs related to the arbitration, such as attorneys' fees, deposition costs, copy costs, express delivery costs, travel costs, witness costs and postage. The arbitrator shall determine a schedule for the arbitration proceedings such that a final determination of the matter submitted to the arbitrator can be rendered and delivered to the parties within seventy five (75) days following the date that the arbitrator is appointed. The parties agree that all facts and other information relating to any arbitration arising under this Agreement shall be kept confidential to the fullest extent permitted by law.
eCollege.com	Employee

By: /s/ Oakleigh Thorne	By: /s/ Charles P. Schneider
Title: CEO	Charles P. Schneider

ADDENDUM TO SEVERANCE AGREEMENT

This Addendum to Severance Agreement, by and between eCollege.com ("Company") and Charles Schneider ("Schneider") (each a "Party," collectively the "Parties"), is effective this ____ of August, 2001 (the "Effective Date").

WHEREAS, the Parties have entered into an Employment Agreement dated April 12, 1999 and, pursuant to Section 5(b) of such Employment Agreement, a Severance Agreement, dated July 3, 2001;

WHEREAS, the Parties wish to add certain provisions to the Severance Agreement to provide Schneider with additional stock options in consideration for extending the duration of the noncompetition provision contained in Section 2(a) of the Employment Agreement.

NOW THEREFORE, for the mutual covenants contained herein, and other good and valuable consideration, the Parties agree as follows:

The following Sections shall be added to the Severance Agreement:

VACATION PAY. Company agrees to pay Employee for accrued vacation, commencing on July 3, 2001 and continuing through August 7, 2001.

RETURN OF COMPANY'S PROPERTY. Employee hereby warrants and represents that he has returned all property belonging to Employer in his possession or control, including without limitation keys, access cards, equipment, tools, documents and files.

SEVERANCE PAYMENTS. The severance pay set forth in Section 5(b) of the Employment Agreement shall be paid for a period of six months, commencing on the later of August 8, 2001 or the expiration of the seven (7) day revocation period set forth in Section 2(B) of the Severance Agreement, and terminating on February 7, 2002 or six months following the date of commencement, if not commenced on August 8, 2001. Payments shall be made by Company in twelve (12) installments in bi-monthly payments on the 5th and the 20th of each month, provided that Employee complies with the terms and conditions of the Severance Agreement and Addendum thereto. In addition to severance pay Company shall continue to provide standard health insurance benefits as generally provided by Company during the six-month period Employee is receiving severance pay. During the six-month period, Company shall continue to pay the monthly cost associated with Employee's health insurance (currently $175.30, but as it may change in the future), and Company shall deduct all amounts payable for additional coverage for other members of Employee's family from Employee's severance pay for health insurance. This Section, as related to health insurance benefits, shall supercede Section 4 of the Severance Agreement providing that Employee is not entitled to any further benefits from the Company, provided however, that health insurance benefits, as set forth herein, are the only benefits to continue during the six-month period, and all other benefits terminate as of August 7, 2001. The pro-rata portion of any earned bonus (subject to the discretion of the Board of Directors as to the payment of bonuses generally), set forth in Section 5(b) of the Employment Agreement shall be paid on the Company's normal date for payment of the bonus.

STOCK OPTIONS. In consideration for a mutual release and extension of the noncompetition term as set forth below, Company shall grant Schneider a non-statutory stock option to purchase 75,000 shares of common stock of the Company at an exercise price of $5.00 per share (the "Option"). The Option shall become 100% exercisable, commencing on August 8, 2002. The Option will terminate in all events on August 8, 2006.

NONCOMPETITION. In consideration for the Options set forth above, the term set forth in section 2(a) of the Employment Agreement is hereby extended from six (6) months to twelve (12) months (through August 7, 2002), such that:

In order to protect Company's trade secrets, to which Schneider had access, and given Schneider's position as President and Chief Operating Officer, for a period of twelve (12) months following the Effective Date of the Severance Agreement, Schneider shall not, within the United States or Canada, directly or indirectly: (1) own (as a proprietor, partner, stockholder, or otherwise) an interest of five percent (5%) or more in; or (2) participate (as an officer, director, or in any other capacity) in the management, operation, or control of; or (3) perform services as or act in the capacity of an employee, independent contractor, consultant, or agent of any business unit of an enterprise, to the extent that such division or business unit is engaged, directly or indirectly, or any company or other entity engaged primarily, in the online education or online training business except with the prior written consent of the CEO of the Company; or (4) directly or indirectly, contact, solicit or direct any person, firm, or corporation to contact or solicit, any of the Company's customers, prospective customers, or business brokers for the purpose of selling or attempting to sell, any products and/or services that are the same as, or similar to, the online education or online training business products and services provided by the Company to its customers during the term of the Employment Agreement.

In addition, Schneider will not disclose the identity of any such business brokers, customers, or prospective customers, or any part thereof, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; and during the period referred to in the prior paragraph solicit or accept if offered to him, with or without solicitation, on his own behalf or on behalf of any other person, the services of any person who is an employee of the Company, nor solicit any of the Company's employees to terminate employment with the Company, nor agree to hire any employee of the Company into employment with himself or any company, individual or other entity.

Schneider acknowledges and agrees that the above restrictions are necessary and reasonable in all respects. The Parties agree that if a court deems any aspect of this covenant not to compete unreasonable the court should rewrite such provision to make it reasonable. The Parties also agree that Company may seek both damages and injunctive relief in the event Schneider breaches this provision.

Notwithstanding the above, Schneider shall cooperate with and assist Company with matters pertaining to customers, potential customers and employees to create a smooth transition leading up to and following Schneider's departure from the Company, as requested by the Company; provided, however, that such assistance shall not involve more than one hour per week of availability by telephone during the term of the Severance Agreement, through August 7, 2002.

eCollege.com	Employee

By: /s/ Oakleigh Thorne	By: /s/ Charles P. Schneider
Title: CEO	Charles P. Schneider